Exhibit 32.1

Certification pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Gary J. Novinskie, Interim Chief Executive Officer, President and Chief Financial Officer of Daleco Resources Corporation, a Nevada corporation (the “Company”), hereby certify, to my knowledge, that:

(1)	the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 14, 2012

/s/ Gary J. Novinskie	/s/ Gary J. Novinskie
Gary J. Novinskie	Gary J. Novinskie
Interim Chief Executive Officer and President	Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to Daleco Resources Corporation and will be retained by Daleco Resources Corporation and furnished to the Securities and Exchange Commission or its staff upon request.